EXHIBIT 99.4

                       NOMINATION AND STANDSTILL AGREEMENT

            THIS AGREEMENT is dated as of July 4, 2003

AMONG

            INFOWAVE SOFTWARE, INC., a company continued under the laws of Canada

            (the "Company")

AND:

            GERALD L. TROOIEN, an individual resident in Saint Paul, Minnesota, USA

            (the "Trooien")

AND:

            HIDDENMIND TECHNOLOGY LLC, a company incorporated under the laws of Delaware

            ("HiddenMind")

            WHEREAS pursuant to the Asset Purchase Agreement and the Subscription Agreement, the Investors have each agreed to certain standstill provisions set forth herein.

            NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the acquisition of Common Shares by the Investors and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereby agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings, respectively:

      (a) "Asset Purchase Agreement" means the asset purchase agreement dated as of May 28, 2003 between the Company and HiddenMind;

      (b) "Affiliate" has the meaning set forth in the Company Act (British Columbia);

      (c) "Associate" has the meaning set forth in the Securities Act (British Columbia);

      (d) "Common Shares" means the common shares without par value in the capital of the Company or any securities that such shares may be converted, changed,


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            exchanged, renamed, reclassified, redivided, redesignated, subdivided or consolidated into;

      (e)   "Competitor" means any of the following:

            (i) any Person (the "Competitive Entity") that engages or participates in a "competing business," which shall mean the design, development, marketing, sale or service of any products or services similar to those sold by the Company;

            (ii) any Person that holds, directly or indirectly, securities in the Competitive Entity (except for (i) ownership of 2% or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 or (ii) ownership of an interest in a fund which invests in entities that may compete with the Company provided that the shareholder (A) does not exercise control of the fund, (B) has only a passive investment interest, and (C) does not act as a technical or business advisor to the fund);

            (iii) any lender to the Competitive Entity;

            (iv) any director, officer, employee, partner, proprietor or agent of a Competitive Entity;

            (v)   any Affiliate or Associate of any of the foregoing; and

            (vi) any person acting jointly or in concert with any of the foregoing.

      (f)   "Investors" means collectively Trooien and HiddenMind;

      (g) "Investors Securities" means the Common Shares, and all warrants, options and other rights to acquire Common Shares, now owned or hereafter acquired by the Investors;

      (h) "person" has the meaning specified in the Securities Act (British Columbia);

      (i) "offer to acquire" and "offeror's securities" has the meaning specified in the Securities Act (British Columbia);

      (j) "security" or "securities" has the meaning as set out in the Securities Act (British Columbia);

      (k) "Subscription Agreement" means the subscription agreement dated as of May 22, 2003 between the Company and Trooien; and

      (l) "Substantial Interest" means greater than 20% of the issued and outstanding Common Shares calculated on a non-diluted basis.

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1.2 Additional Definitions Incorporated by Reference. All capitalized terms used herein, which are not otherwise defined, shall have the meaning ascribed to them in the Asset Purchase Agreement.

                                    ARTICLE 2
                                   STANDSTILL

2.1 Restrictions on Resale for Four Months. The Investors agree that, for a period of four months from the Closing Date, they will not, directly or indirectly, sell, assign, transfer or otherwise dispose of, any Investors Securities and will not permit any Affiliate, to dispose of any Investors Securities without the prior consent of the board of directors of the Company, which consent shall be at the sole and absolute discretion of the board of directors of the Company.

      2.2 Restrictions on Resale of "Control" for Two Years. The Investors further agree that, for a period from four months from the Closing Date until the earlier of the date upon which the Investors no longer hold a Substantial Interest and 24 months from Closing Date, they will not, directly or indirectly, sell, assign, transfer or otherwise dispose of any of the Investors Securities, pursuant to an offer to acquire where the Investors Securities subject to the offer to acquire, together with the offeror's securities, constitute in the aggregate 15 percent or more of the outstanding common shares of the Company at the date of completion of such sale provided that this Section 2.2 shall not apply if the Investors Securities are sold, assigned, transferred or otherwise disposed of:

      (a) pursuant to a "formal bid" or "issuer bid" (as those terms are defined in the Securities Act (British Columbia) made to all members of the Company;

      (b) pursuant to an amalgamation, arrangement or business combination involving the Company which is approved by the board of directors of the Company;

      (c) to the Investors' Affiliates or Associates or to the other Investor or any of its Affiliates or Associates provided that such assignee agrees to be bound by the terms and conditions of this Agreement; or

      (d) to a person who is not a Competitor provided that the person agrees to be bound by the terms and conditions of this Agreement.

2.3 Restrictions on Control for Two Years. The Investors each agree that, until the earlier of the date upon which the Investors no longer hold a Substantial Interest and the date which is 24 months from the Closing Date, neither it nor any of its Affiliates (regardless of whether such person is an Affiliate on the date hereof) will, without the prior consent of the board of directors of the Company, which consent shall be at the sole and absolute discretion of the board of directors of the Company, directly or indirectly:

      (a) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of any voting securities of the Company in any manner or influence any other person in respect of such a "solicitation" except a proxy solicitation by management for a general meeting of shareholders;

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      (b)   make or in any way participate, directly or indirectly, in a requisition of a meeting of the members of the Company or influence any other person with respect of such a "requisition";

      (c) vote any securities of the Company in favour of any resolution to remove any or all of the directors of the Company;

      (d) vote any securities of the Company in a manner to elect to the board of directors of the Company more than one director who is, directly or indirectly, nominated by or representatives of either Investor or their respective Affiliates;

      (e) form, join or in any way participate in a group acting in concert with respect to any voting securities of the Company;

      (f) make any public announcement with respect to, or submit to the Company or its board of directors, a definitive or binding proposal for (with or without conditions) any take-over bid, acquisition, merger, amalgamation, arrangement or business combination or extraordinary transaction involving the Company or any of its subsidiaries or any of their respective securities or assets;

      (g) otherwise act alone or in concert with others to seek control of the management, board of directors or policies of the Company;

      (h) form, join, or in any way participate in a group which is acting in concert or in connection with any of the foregoing; and

      (i) request publicly or otherwise that any provision of this Section 2.3 be waived or amended.

2.4   Termination of Restrictions. This Article 2 shall cease to apply:

      (a) in the event Thomas Koll, or such successor agreed to by the Investors, is no longer the Chairman of the Company;

      (b) in the event that, at a general meeting of the shareholders of the Company, there is elected a majority of directors who were not the nominees of Company management;

      (c) in the event the Company ceases to operate, or announces that it intends to cease operating, primarily as a developer of wireless software solutions; or

      (d) in the event the Company acquires a company, partnership or other entity or business and, as a result, the Company on a consolidated basis is no longer primarily a developer of wireless software solutions.

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                                    ARTICLE 3
                         AGREEMENT TO NOMINATE DIRECTORS

3.1 Right to Nominate Directors. The Company agrees that:

      (a) from the date of this Agreement until such time as the Investors and their Affiliates collectively no longer hold a Substantial Interest, the Company shall nominate one nominee of Trooien for election to the board of directors of the Company;

      (b) in the event the Investors and their Affiliates collectively at any time no longer hold a Substantial Interest, Trooien shall immediately cause his nominee on the board of directors of the Company to resign; and

      (c) the Company shall include in any management information circular relating to the election of directors of the Company such information as is required under applicable law with respect to the election of the person nominated by Trooien under paragraph 3.1(a) above and the Company shall use an equal effort to elect such nominees as it uses to elect all other nominees for election of directors by its members, including, without limitation, recommending the election of the person nominated by Trooien and soliciting from the shareholders of the Company proxies in favour of such nominees.

3.2 Casual Vacancies of Trooien Nominee. In the event that any nominee of Trooien appointed to the board of directors of the Company under Section 3.1 above ceases to hold the office of director between annual general meetings of the Company, the Company shall use its reasonable commercial efforts to cause the board of directors of the Company to fill the resulting casual vacancy with another nominee of Trooien.

3.3 Information Rights. For greater certainty, the board of directors of the Company, unless precluded by law, will always consult with the nominee appointed to the board of directors under Section 3.1 with respect to:

      (a)   changes in senior management of the Company;

      (b) any financing which could result in the Company increasing the number of common shares outstanding on a fully-diluted basis by greater than 50%; and

      (c) the Company ceasing to operate primarily as a developer of wireless software solutions.

3.4 Directors' Indemnities. In the event the Company is continued under the Canada Business Corporations Act, the Company agrees to use its reasonable commercial efforts to ensure that its By-Laws contain substantially the provisions attached hereto as Schedule "A". The Company, concurrent with the entering into of this Agreement, shall enter into the Directors Indemnity Agreement attached hereto as Schedule "B".

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                                    ARTICLE 4
                               GENERAL PROVISIONS

4.1 Time of the Essence. Time shall be of the essence of this Agreement.

4.2 Further Acts. Each of the parties to this Agreement shall at the request of any other party, and at the expense of the Company, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

4.3 Assignment. This Agreement shall only be assigned with the written consent of the other parties hereto.

4.4 Governing Law. This Agreement shall be exclusively construed and governed by the laws in force in British Columbia and the laws of Canada applicable therein.

4.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior negotiations, proposals and agreements, whether oral or written, with respect to the subject matter of this Agreement.

4.6 Waiver. Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any party hereto of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving party.

4.7 Severability. The unlawfulness or invalidity or unenforceability of any provision in this Agreement or of any covenant herein contained on the part of any party shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and the parties hereby undertake to renegotiate in good faith, with a view to concluding arrangements as nearly as possible the same as those herein contained.

4.8 Amendments. No term or provision hereof may be amended except by an instrument in writing signed by parties to this Agreement.

4.9 Counterparts. This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original and such counterparts together shall constitute but one and the same instrument.

4.10 Notices. All notices, demands and payments under this Agreement must be in writing and may be delivered personally or by facsimile transmission to the addresses and facsimile numbers as provided for under the Asset Purchase Agreement or the Subscription Agreement, as the case may be, unless changed in accordance with the terms thereof.

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            IN WITNESS WHEREOF the parties have duly executed this agreement as of the date first written above.

INFOWAVE SOFTWARE, INC.

By:    /s/ George Reznik
       -----------------------------
       Authorized Signatory

HIDDENMIND TECHNOLOGY, LLC

By:    /s/ Gerald L. Trooien
       -----------------------------
       Authorized Signatory

GERALD TROOIEN

/s/ Gerald L. Trooien
------------------------------------

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                                  SCHEDULE "A"

                                    INDEMNITY

Subject to the Act, the Corporation shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation, or other entity, if such individual (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and
(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

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                                  SCHEDULE "B"

                             INFOWAVE SOFTWARE, INC.

                                                July 4, 2003

Mr. Bill Weiss
Chairman and CEO
The Promar Group LLC
P.O. Box 4815
Cary NC 27519 USA

Dear Mr. Weiss:

            Re: Infowave Software, Inc. (the "Corporation")

            In consideration for your acting as a director of the Corporation at our request, we agree that, to the extent permitted by law, we hereby indemnify you and save you harmless from and against:

            Any liability and all costs, charges and expenses that you actually and reasonably sustain or incur in respect of any action, suit or proceeding that is proposed or commenced against you for or in respect of anything done or permitted by you in respect of the execution of your duties as:

      (a)   a director of the Corporation,

      (b) a member of any committee to which you are appointed by the directors of the corporation, or

      (c) a holder of any office to which you are appointed by the directors of the corporation provided that we are given prompt written notice of any such action, suit or proceeding, and an opportunity to participate and, upon our accepting full liability, to the extent we are permitted to do so by law, to defend the same. Excluded from this indemnity shall be any claim, issue or matter where it is judicially adjudged:

            (i) that you did not act honestly and in good faith with a view to the best interests of the Corporation, and

            (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that you had no reasonable ground for believing that your conduct was lawful; and

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                                      B-2


            All other costs, charges and expenses that you actually and reasonably sustain or incur in respect of the affairs of the Corporation; provided that prompt notice and accountings are given to us of all such costs, charges or expenses actually and reasonably sustained or incurred by you.

            Costs, charges and expenses actually and reasonably sustained or incurred by you in defending a civil or criminal action, suit or proceeding shall be paid by us, as incurred, in advance of the final disposition of such action, suit or proceeding, provided that we first receive from you an undertaking that you will repay such amount if it shall ultimately be determined that you are not entitled to be indemnified as authorized by this letter.

            You may resign as a director of the Corporation at any time and our obligations hereunder shall survive your ceasing to act as a director whether by reason of resignation or otherwise.

            We will obtain and provide you with a copy of our director's liability insurance as soon as is practicable.

            The foregoing indemnity shall also extend to your heirs and legal representatives and, to the extent your liability as a director extends to Blake, Cassels & Graydon LLP, of which you are an associate, and with respect to any successor firm, that firm shall also be indemnified as provided above. The costs, charges and expenses referred to in the preceding paragraph shall include the value of legal services actually and reasonably sustained by Blake, Cassels & Graydon LLP or any such successor firm in respect of any such civil or criminal action, suit or proceeding.

                                                  Yours very truly,

                                                  INFOWAVE SOFTWARE, INC.

                                                  By:
                                                      --------------------------
                                                      Authorized Signatory